UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 24, 2018

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

Throughout this document, AT&T Inc. is referred to as "we" or "AT&T." We are a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications, media and entertainment, and technology industry.

On June 14, 2018, we acquired Time Warner Inc. (referred to as "Time Warner or "WarnerMedia"). Our second quarter results include Time Warner's opening balance sheet and operations beginning on June 15, 2018, as well as transaction-related costs.

Overview
We announced on July 24, 2018 that second-quarter 2018 net income attributable to AT&T totaled $5.1 billion, or $0.81 per diluted share, reflecting favorable impacts from U.S. corporate tax reform and new revenue accounting rules, compared to $3.9 billion, or $0.63 per diluted share in the second quarter of 2017. Second-quarter 2018 revenues were $39.0 billion, down 2.1 percent from the second-quarter 2017. Second-quarter revenue declines were primarily driven by our adoption of a new revenue accounting standard, which included our policy election to no longer record Universal Service Fund (USF) fees in revenue. The impact of the USF change was to decrease operating revenues and expenses approximately $900 million in the second quarter of 2018. Revenue declines also reflect continued declines in video and legacy services, partially offset by increased WarnerMedia, wireless equipment, strategic service and advertising revenues. Compared with results for the second quarter of 2018, operating expenses were $32.5 billion, down 2.4 percent; operating income was $6.5 billion, down 0.9 percent; and AT&T's operating income margin was 16.6 percent, compared to 16.4 percent in 2017. Second-quarter 2018 cash from operating activities was $10.2 billion, up $1.5 billion when compared to the second quarter of 2017, due to higher tax receipts and contribution from WarnerMedia.

We reported a net gain of 3.8 million North American wireless subscribers in the second quarter of 2018, of which 3.1 million were domestic. At June 30, 2018, our North American wireless customer base was approximately 163.3 million compared to 149.2 million in the prior year, and our domestic wireless subscribers totaled 146.9 million compared to 136.1 million. During the second quarter, net adds in North America were as follows:
•	Branded net adds (combined postpaid and prepaid) were 1.3 million, of which 526,000 were domestic.
o	Prepaid subscriber net adds were 1.1 million, of which 453,000 were domestic.
o	Postpaid subscriber net adds were 215,000, of which 73,000 were domestic.
•	Total domestic postpaid tablet and computing device net adds were a loss of 173,000.
•	Reseller net adds were a loss of 441,000, with 444,000 in the U.S.
•	Connected device net adds were 3.0 million, 1.9 million of which were primarily attributable to wholesale connected cars.

We offer subscribers the choice to purchase devices on installment (AT&T Next) or to bring their own device (BYOD). During the second quarter of 2018, we sold 3.6 million smartphones under our AT&T Next program and had BYOD gross adds of 409,000. Sales under our equipment installment programs represented nearly 83 percent of all postpaid smartphone gross adds and upgrades, consistent with the prior year. At June 30, 2018, about 53 percent of the postpaid smartphone base is on AT&T Next, consistent with the prior year.

At June 30, 2018, we had 39.2 million video subscribers (including 1.8 million DIRECTV NOW) compared with 38.8 million at June 30, 2017. Including the impact of gains from our over-the-top (OTT) video service, DIRECTV NOW, total video subscribers increased by 219,000 in the second quarter of 2018, of which 79,000 were in the U.S. (including Entertainment Group and Business Solutions subscribers).

Our total broadband connections were 15.8 million at June 30, 2018, and 15.7 million at June 30, 2017. During the second quarter, we added 72,000 IP broadband subscribers, for a total of 14.7 million at June 30, 2018. Total broadband net adds were a loss of 3,000 in the quarter.

At June 30, 2018, our total switched access lines were 10.8 million compared with 12.8 million at June 30, 2017. The number of U-verse voice connections (which use VoIP technology and therefore are not included in the access line total) decreased by 136,000 in the quarter, totaling 5.4 million at June 30, 2018, compared to 5.9 million at June 30, 2017.

Segment Summary
Due to the proximity of our Time Warner acquisition to quarter-end, we have reported the 16 days of Time Warner in a separate WarnerMedia segment on a historic basis, excluding the effects of purchase accounting, which are reflected as acquisition-related items.

Consumer Mobility
Revenues from our Consumer Mobility segment, which consist of consumer, wholesale and resale subscribers located in the U.S., for the second quarter of 2018 were $14.9 billion, down 1.5 percent versus the year-ago quarter due to the impact of new revenue accounting standards, partially offset by higher wireless equipment revenues. Second-quarter 2018 Consumer Mobility operating expenses totaled $9.9 billion, down 4.5 percent versus the second quarter of 2017, driven by commission deferrals and USF netting resulting from new accounting rules and increased cost efficiencies, partially offset by higher smartphone volumes and increased depreciation expense. The Consumer Mobility operating margin was 33.5 percent, compared to 31.4 percent in the year-earlier quarter.

We had approximately 89.2 million Consumer Mobility subscribers at June 30, 2018 compared to 89.9 million at June 30, 2017. During the second quarter of 2018, we had branded net adds of 307,000 (prepaid net adds were 356,000 and postpaid net adds were a loss of 49,000). Consumer reseller net adds were a loss of 451,000.

Business Solutions
Revenues from our Business Solutions (Business) segment for the second quarter of 2018 were $9.1 billion, down 6.2 percent versus the year-ago quarter driven by our adoption of a new revenue accounting standard, which included changes in our USF policy, and declines in our legacy services. Partially offset the decreases were higher wireless revenues and growth in strategic services. Second-quarter 2018 Business operating expenses totaled $7.1 billion, down 5.7 percent versus the second quarter of 2017, largely due to commission deferrals resulting from new accounting rules and increased cost efficiencies, partially offset by higher FirstNet expenses and wireless sales costs. Business operating margin was 21.6 percent, compared to 22.0 percent in the year-earlier quarter.

We had approximately 57.7 million business wireless subscribers at June 30, 2018 compared to 46.2 million at June 30, 2017. During the second quarter of 2018, business wireless net adds for connected devices were 3.0 million and branded net adds were 219,000 (postpaid net adds were 122,000 and prepaid net adds were 97,000).

During the second quarter of 2018, we lost 4,000 high-speed internet business subscribers, bringing total business IP broadband to 1.0 million subscribers. Total business broadband had a loss of 26,000 subscribers in the quarter.

Entertainment Group
Our Entertainment Group (Entertainment) segment includes U.S. video operations, broadband and wired voice services to domestic residential customers. Entertainment revenues for the second quarter of 2018 were $11.7 billion, down 8.0 percent versus the year-ago quarter reflecting continued pressure in video revenues from declines in linear video subscribers and lower legacy service revenues, partially offset by advertising revenues increases. Our adoption of the new revenue accounting standard, including changes in our USF policy, also pressured revenues in the second quarter of 2018. Second-quarter 2018 Entertainment operating expenses totaled $10.2 billion, down 7.5 percent versus the second quarter of 2017. The decrease was largely driven by commission deferrals resulting from new accounting rules, cost initiatives and lower volumes that were partially offset by content-cost increases. The Entertainment operating margin was 12.5 percent compared to 13.0 percent in the year-earlier quarter.

At June 30, 2018, Entertainment revenue connections included:
•
Approximately 25.4 million video connections (including 1.8 million DIRECTV NOW services) at June 30, 2018 compared to 25.2 million at June 30, 2017. During the second quarter of 2018, including the impact of gains from DIRECTV NOW, total video subscribers grew 80,000. DIRECTV NOW subscribers included approximately 66,000 on free or substantially free trials. At June 30, 2018 and 2017, about 85 percent of traditional video subscribers are on the satellite platform.

•
Approximately 14.5 million broadband connections at June 30, 2018 compared to 14.3 million at June 30, 2017. During the second quarter, we added 76,000 IP broadband subscribers, for a total of 13.7 million at June 30, 2018. Total broadband subscribers increased 23,000 in the quarter.

•	Approximately 9.3 million wired voice connections at June 30, 2018 compared to 10.7 million at June 30, 2017. Voice connections include switched access lines and VoIP connections.

International
Our International segment consists of the Latin American video operations and Mexican wireless operations. Second-quarter 2018 operating revenues were $2.0 billion, down 3.7 percent versus the prior year, largely due to foreign exchange pressures. Video service revenues in Latin America were $1.3 billion, down 7.9 percent versus the prior year, and wireless revenues in Mexico were $697 million, up 4.8 percent when compared to the second quarter of 2017. Our video revenues were down primarily resulting from foreign exchange pressure offset by pricing increases driven by macroeconomic conditions. Our Mexican wireless revenue increases were largely due to gains in equipment revenues and subscriber growth, partially offset by competitive pricing, and our adoption of the new revenue accounting standard. Operating expenses were $2.1 billion compared to $2.1 billion in the second quarter of 2017. The International operating margin was (8.5) percent, compared to (2.8) percent in the year-earlier quarter.

We had approximately 16.4 million Mexican wireless subscribers at June 30, 2018 compared to 13.1 million at June 30, 2017. During the second quarter of 2018, we had branded net adds of 753,000 (prepaid net adds were 611,000 and postpaid net adds were 142,000).

We had approximately 13.7 million Latin America video connections at June 30, 2018 compared to 13.6 million at June 30, 2017. During the second quarter of 2018, video net adds were 140,000.

WarnerMedia
Our WarnerMedia segment consists of our newly acquired media and entertainment company, which has the following businesses:
•	Turner, consisting principally of cable networks and digital media properties.
•	Home Box Office (HBO), consisting principally of premium pay television and OTT services.
•	Warner Bros., consisting principally of television, feature film, home video and game production and distribution.

The WarnerMedia segment includes the results of these businesses for the 16-day period ended June 30, 2018, resulting in revenues of $1.3 billion and operating expenses of $824 million. WarnerMedia's operating income margin was 35.4 percent.

Supplemental Discussions
AT&T Mobility
As a supplemental discussion of our operating results, for comparison purposes, we are providing a view of our combined AT&T Mobility operations (domestic only). A reconciliation of the non-GAAP numbers in this supplemental discussion is attached as exhibit 99.2 hereto.

AT&T Mobility revenues for the second quarter of 2018 were $17.3 billion, down 1.0 percent versus the second quarter of 2017, driven by device sales that were partially offset by revenue declines resulting from our election to net USF fees. Wireless service revenues were pressured from customers migrating to the unlimited plan introduced during the second-quarter of 2017. AT&T Mobility's operating income margin was 31.9 percent compared to 30.8 percent in the year-ago quarter reflecting new accounting rules and continued success in driving operating costs out of the business, which were partially offset by pressure from higher smartphone gross adds and upgrades in the quarter.

For the quarter ended June 30, 2018, postpaid phone-only ARPU decreased 7.1 percent versus the year-earlier quarter, primarily due to new revenue accounting rules.

Postpaid phone only churn was 0.82 percent, compared to 0.79 percent in the second quarter of 2017. Total postpaid churn was 1.02 percent, compared to 1.01 percent in the year-ago quarter.

Supplemental Segment Results
As a supplemental presentation of our operating results, we are providing segment results under the comparative historical accounting method prior to our adoption of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers (Topic 606)," as modified (ASC 606), which is included in Exhibit 99.1 hereto.

Other
Repurchases of our common stock under our previously announced share repurchase authorization by our Board of Directors totaled nearly 13 million shares, or $419 million during the second quarter of 2018. At June 30, 2018, about 376 million shares remain available under approved share repurchase authorizations.

Guidance
Updated 2018 guidance is as follows:
•	Adjusted earnings per share in the high $3.50 range
•	Capital investment, which consists of capital expenditures plus vendor financing payments, of approximately $25 billion, $22 billion net of expected FirstNet reimbursements and vendor financing

Our guidance excludes adjusting items. Adjustments include noncash mark-to-market benefit plan gains and losses, merger-related interest expense, merger integration and amortization costs and other adjustments. Traditionally, the mark-to-market adjustment is the largest item, which is driven by interest rates and investment returns that are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between forecasted adjusted diluted earnings per share and diluted earnings per share without unreasonable effort.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)   Exhibits

99.1  AT&T Inc. selected financial statements and operating data.

99.2  Discussion and reconciliation of non-GAAP measures.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: July 24, 2018	By: /s/ Debra L. Dial Debra L. Dial Senior Vice President and Controller